                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS STRONG FIRST QUARTER 2004 RESULTS

-       NET SALES RISE 6.1 PERCENT TO $84.3 MILLION

- DILUTED EARNINGS PER SHARE IMPROVE TO 12 CENTS FOR THE FIRST QUARTER VERSUS 2 CENTS IN FIRST QUARTER OF 2003

-       SALES IMPROVE IN ELECTRICAL, TELECOM AND HOME PRODUCTS MARKETS


         CLEVELAND, Ohio, April 30, 2004 - Lamson & Sessions (NYSE:LMS) today announced first quarter net income of $1.7 million, or 12 cents per diluted share, compared with $226,000, or 2 cents per diluted share, in the first quarter of 2003. Net sales in the first quarter of 2004 rose to $84.3 million, or a 6.1 percent increase over the $79.4 million reported in the first quarter of 2003. Due to differences in the Company's fiscal calendar, the first quarter of 2004 had only 13 weeks, whereas the first quarter of 2003 represented a 14-week period.

         Net income from continuing operations (after tax) was $1.3 million, or 9 cents per diluted share. Included in this result is a gain of $924,000 on the sale of the Company's manufacturing plant in Pasadena, Texas. In addition, the Company's 2004 first quarter net income includes income from discontinued operations of $401,000 (net of tax), or 3 cents per diluted share, representing the recovery of a note receivable, which was fully reserved in 2003 and relates to a discontinued operation.

         "We are encouraged by the significant increase in sales order activity in March, which exceeded the average of the previous two months by 34 percent," said John B. Schulze, Chairman, President and Chief Executive Officer. "This improved market strength sets us on a good course for the rest of the year."

         While the Company's gross margin improved by 4 percent, to 17.3 percent of net sales, further improvements in product mix and passing through raw material cost increases to customers must occur in order to return all of the Company's business segments to profitability. The cost of the Company's primary raw material, polyvinyl chloride (PVC) resin, rose 8 percent in the first quarter and is expected to continue to increase steadily throughout the second quarter.

Business Segments

         Carlon experienced more than 12 percent growth in net sales as demand improved for electrical and telecom products. Increased business activity has resulted in stronger unit demand, greater overhead absorption in the operating facilities and improved operating income. Raw material cost increases continue to strain margin levels, and the realization of announced selling price increases will become better known as the second quarter progresses.

         Lamson Home Products' net sales rose more than 13 percent as this segment continues to benefit from market share gains announced in the second half of 2003. Operating income is down 9 percent from the prior-year first quarter due to higher raw material costs and transition costs associated with the market share gains.

         The PVC Pipe segment experienced a decrease of nearly 7 percent in net sales due to weak market conditions in January and February. Volume and pricing improved consistently late in the quarter, but raw material cost increases for PVC resin outpaced the improvement in selling prices. The Company anticipates some improvement in pricing if demand continues to strengthen in the second quarter.

         Working capital efficiency showed a positive trend in the first quarter of 2004 as inventory turns and accounts receivable days sales outstanding (DSOs) improved. The inventory turn ratio rose to 6.8 turns in the first quarter of 2004, and compared favorably with 6.3 turns and 4.6 turns in the first quarters of 2003 and 2002, respectively. If present business volume levels continue throughout the year, the Company anticipates that inventory turns will continue to improve in the subsequent quarters of 2004.

         Accounts receivable DSOs were 45.1 days in the first quarter of 2004, continuing the improvement the Company has achieved in this area during the past two years. The DSOs in the first quarters of 2003 and 2002 were 46.6 days and
49.7 days, respectively.

         The Company's debt level and ratios were relatively unchanged in the first quarter, compared with the fourth quarter of 2003. Typically, the first quarter is a period of increasing working capital investment at the start of the spring construction season.

Outlook

         Earlier this month, the Company raised its range of projected earnings for the year to 39 to 43 cents per diluted share for 2004, compared with net earnings of 27 cents per diluted share from continuing operations for 2003. This revised earnings range could improve if present sales order trends continue and improved pricing levels are realized. While overall business activity clearly has been on the rise over the past six weeks, the Company has experienced little improvement from the commercial and industrial construction markets. Office vacancy rates remain very high. The Company's expectation is that it will be mid-to-late 2004 before improvement begins in these key markets.



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


Conference Call:

         A live Internet broadcast of the Company's conference call regarding its first quarter financial performance can be accessed via the Investor Relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Friday, April 30, 2004.

         Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

         This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (iv) the continued availability and reasonable terms of bank financing and (v) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.

FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557



                                     3 of 7

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)

                                                                            FIRST QUARTER ENDED
                                                         --------------------------------------------------------------------
                                                               2004                                2003
                                                         ------------------                 -------------------

NET SALES                                                $          84,286         100.0%    $          79,445        100.0%

COST OF PRODUCTS SOLD                                               69,711          82.7%               66,174         83.3%
                                                         ------------------                 -------------------

GROSS PROFIT                                                        14,575          17.3%               13,271         16.7%

OPERATING EXPENSES                                                  11,379          13.5%               10,677         13.4%

OTHER (INCOME)                                                        (924)         -1.1%                    -          0.0%
                                                         ------------------                 -------------------

OPERATING INCOME                                                     4,120           4.9%                2,594          3.3%

INTEREST                                                             1,955           2.3%                2,213          2.8%
                                                         ------------------                 -------------------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                                2,165           2.6%                  381          0.5%

INCOME TAX PROVISION                                                   866           1.1%                  155          0.2%
                                                         ------------------                 -------------------

INCOME FROM CONTINUING OPERATIONS                                    1,299           1.5%                  226          0.3%

INCOME FROM DISCONTINUED OPERATIONS,
  NET OF INCOME TAX OF $256                                            401           0.5%                    -          0.0%
                                                         ------------------                 -------------------

NET INCOME                                               $           1,700           2.0%   $              226          0.3%
                                                         ==================                 ===================


BASIC EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS                      $            0.09                  $             0.02

EARNINGS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                                          0.03                                   -
                                                         ------------------                 -------------------

NET EARNINGS                                             $             0.12                 $             0.02
                                                         ==================                 ===================

AVERAGE SHARES OUTSTANDING                                          13,787                              13,783
                                                         ==================                 ===================


DILUTED EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS                      $            0.09                  $             0.02

EARNINGS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                                          0.03                                   -
                                                         ------------------                 -------------------

NET EARNINGS                                             $            0.12                  $             0.02
                                                         ==================                 ===================

DILUTED AVERAGE SHARES OUTSTANDING                                  13,958                              13,789
                                                         ==================                 ===================

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



                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (In thousands)

                                                Quarter Ended                        Year Ended               Quarter Ended
                                                APRIL 3, 2004                     JANUARY 3, 2004            APRIL 5, 2003
                                          ---------------------------    ---------------------------   -------------------------
ACCOUNTS RECEIVABLE, NET                   $                  50,612      $                  38,196     $                  42,458

INVENTORIES, NET                                              36,397                         30,143                        37,227

OTHER CURRENT ASSETS                                          14,347                         13,038                        14,700

PROPERTY, PLANT AND EQUIPMENT, NET                            48,508                         51,326                        50,408

GOODWILL                                                      21,519                         21,519                        21,558

PENSION ASSETS                                                30,140                         30,016                        30,665

OTHER ASSETS                                                  22,420                         24,075                        23,946
                                          ---------------------------    ---------------------------   ---------------------------

TOTAL ASSETS                                $                223,943      $                208,313      $                  220,962
                                          ===========================    ===========================   ===========================


ACCOUNTS PAYABLE                            $                 31,258      $                  16,928     $                  28,142

OTHER CURRENT LIABILITIES                                     39,093                         40,098                        35,570

LONG-TERM DEBT                                                84,104                         82,990                        91,766

OTHER LONG-TERM LIABILITIES                                   29,181                         29,782                        28,927

SHAREHOLDERS' EQUITY                                          40,307                         38,515                        36,557
                                          ---------------------------    ---------------------------   ---------------------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY    $                223,943      $                 208,313    $                  220,962
                                          ===========================    ===========================   ===========================



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





                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                       FIRST QUARTER ENDED
                                                                             -------------------------------------------
                                                                                    2004                    2003
                                                                             -------------------     -------------------

OPERATING ACTIVITIES
     NET INCOME                                                               $           1,700      $              226
     ADJUSTMENTS TO RECONCILE NET INCOME TO CASH
       USED IN OPERATING ACTIVITIES:
         DEPRECIATION                                                                     2,328                   2,289
         AMORTIZATION                                                                       400                     400
         GAIN ON SALE OF FIXED ASSETS                                                      (924)                      -
         DEFERRED INCOME TAXES                                                              957                     109
         NET CHANGE IN WORKING CAPITAL ACCOUNTS:
             ACCOUNTS RECEIVABLE                                                        (12,416)                 (5,772)
             INVENTORIES                                                                 (6,254)                 (4,997)
             PREPAID EXPENSES AND OTHER                                                  (1,553)                    250
             ACCOUNTS PAYABLE                                                            14,330                   6,933
             ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES                                (660)                 (7,050)
         OTHER LONG-TERM ITEMS                                                             (303)                    510
                                                                             -------------------     -------------------
CASH USED IN OPERATING ACTIVITIES                                                        (2,395)                 (7,102)

INVESTING ACTIVITIES
     NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT                                       (635)                   (948)
     REFUND OF DEPOSITS ON EQUIPMENT OPERATING LEASES                                       580                       -
     PROCEEDS FROM SALE OF FIXED ASSETS                                                   1,536                       -
     ACQUISITIONS AND RELATED ITEMS                                                         (62)                   (250)
                                                                             -------------------     -------------------
CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                              1,419                  (1,198)

FINANCING ACTIVITIES
     NET BORROWINGS UNDER SECURED CREDIT AGREEMENT                                        1,064                   7,600
     PAYMENT ON OTHER LONG-TERM BORROWINGS                                                 (186)                   (198)
                                                                             -------------------     -------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                                       878                   7,402
                                                                             -------------------     -------------------

DECREASE IN CASH AND CASH EQUIVALENTS                                                       (98)                   (898)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                              468                   1,496
                                                                             -------------------     -------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                    $             370      $              598
                                                                             ===================     ===================





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
                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (In thousands)


                                                                                First Quarter Ended
                                                                --------------------------------------------------
                                                                        2004                        2003
                                                                ---------------------       ----------------------
NET SALES
   CARLON                                                      $              38,163        $              33,979
   LAMSON HOME PRODUCTS                                                       21,045                       18,564
   PVC PIPE                                                                   25,078                       26,902
                                                                ---------------------       ----------------------
                                                               $              84,286        $              79,445
                                                                =====================       ======================

OPERATING INCOME (LOSS)
   CARLON                                                      $               3,639        $               2,006
   LAMSON HOME PRODUCTS                                                        2,384                        2,623
   PVC PIPE                                                                   (1,187)                        (701)
   CORPORATE OFFICE                                                           (1,640)                      (1,334)
   OTHER INCOME                                                                  924                            -
                                                                ---------------------       ----------------------
                                                               $               4,120        $               2,594
                                                                =====================       ======================

DEPRECIATION AND AMORTIZATION
   CARLON                                                      $               1,397        $               1,727
   LAMSON HOME PRODUCTS                                                          470                          433
   PVC PIPE                                                                      861                          529
                                                                ---------------------       ----------------------
                                                               $               2,728        $               2,689
                                                                =====================       ======================





       TOTAL ASSETS BY BUSINESS SEGMENT AT APRIL 3, 2004 AND JANUARY 3, 2004

                                                                   APRIL 3, 2004               JANUARY 3, 2004
                                                                ---------------------       ----------------------
IDENTIFIABLE ASSETS
   CARLON                                                      $              79,833        $              79,900
   LAMSON HOME PRODUCTS                                                       32,954                       30,065
   PVC PIPE                                                                   46,862                       34,232
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)                                       64,294                       64,116
                                                                ---------------------       ----------------------
                                                               $             223,943        $             208,313
                                                                =====================       ======================










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